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                                                EXHIBIT NO. 4.4






                   BRIDGEPORT ELECTRIC COMPANY

                               TO

               THE FIRST NATIONAL BANK OF BOSTON,

                                        TRUSTEE


                 ----------------------------



              THIRD SUPPLEMENTAL MORTGAGE INDENTURE

                   Dated as of March 31, 1988

                               TO

           FIRST MORTGAGE INDENTURE AND DEED OF TRUST

                  Dated as of December 1, 1984

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     THIS THIRD SUPPLEMENTAL MORTGAGE INDENTURE, dated as of
March 31, 1988, made and entered into by and between BRIDGEPORT ELECTRIC COMPANY, a Delaware corporation, with its principal office in New Haven, Connecticut (hereinafter with its successors and assigns called the Company), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, with its principal office in Boston, Massachusetts (hereinafter with its successors called the Trustee), witnesseth that:

     WHEREAS, the Company heretofore duly executed and delivered to the Trustee a certain First Mortgage Indenture and Deed of Trust dated as of December 1, 1984, a First Supplemental Mortgage Indenture dated as of February 15, 1987 and a Second Supplemental Mortgage Indenture dated as of January 14, 1988 (said First Mortgage Indenture and Deed of Trust being hereinafter referred to as the Mortgage Indenture, and together with all indentures expressly stated to be supplemental thereto, including said First and Second Supplemental Mortgage Indentures and this Third Supplemental Mortgage Indenture, being hereinafter generally referred to as the Indenture, as provided in Section 1.20 of the Mortgage Indenture) for the purpose of borrowing money for its corporate purposes and issuing its bonds therefor from time to time in one or more series and to secure the same, which Mortgage Indenture and First and Second Supplemental Mortgage Indentures are recorded, respectively, in the office of the Secretary of the State of Connecticut in Volume 60, Page K, Volume 61, Page 186, and Volume 61, Page 320, Railroad Mortgages, and in the Land Records of the Towns of Bridgeport and New Haven, Connecticut, and are also on file in the offices of the Trustee and the Company and to which indentures reference is hereby expressly made; and

     WHEREAS, the Company has heretofore issued under the Indenture $200,000,000 principal amount of the Company's 18%
First Mortgage Bonds, Series A, due November 30, 1994,
$54,000,000 principal amount of the Company's 9.44% First
Mortgage Bonds, Series B, due February 15, 1999 and $180,000,000 of 10.32% First Mortgage Bonds, Series C, due January 15, 1995, of which only the $54,000,000 of Series B Bonds and the $180,000,000 of Series C bonds are now outstanding; and

     WHEREAS, the Company purposes to amend Article 4 of the Mortgage Indenture, with the consent of the holders of not less than 66 2/3% of the outstanding Bonds, to change the limits in the issue of additional series of Bonds; and

     WHEREAS the execution and delivery of this Third
Supplemental Mortgage Indenture is authorized by section 14.02 of the Mortgage Indenture and has been duly authorized by the Board of Directors of the Company; and

     WHEREAS all acts and things necessary to constitute this Third Supplemental Mortgage Indenture a valid, legal and binding

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instrument enforceable in accordance with its terms have been in all respects duly authorized and done.

     NOW, THEREFORE, it is hereby covenanted, declared and agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz.:

                            ARTICLE 1

                   AMENDMENT OF THE INDENTURE

     1.01 Amendment of Section 4.02. Section 4.02 of the Mortgage
Indenture is hereby amended to read in its entirety as follows:

          4.02. Additional Bonds. Bonds of one or more series having a final maturity date not earlier than the final maturity date of the Series A Bonds may be authenticated and delivered from time to time pursuant to this section so long as the aggregate principal amount of Bonds outstanding, including the Bonds then being authenticated and delivered pursuant to this section, but excluding (i) any Bonds outstanding which have been authenticated and delivered pursuant to section 4.03 and (ii) any Bonds which have been authenticated and delivered pursuant to section 4.05 on the basis of retired Bonds which were previously authenticated and delivered pursuant to section 4.03, shall not exceed $375,000,000, but only upon and in compliance with the provisions of section 4.01 and the furnishing of the following documents to the Trustee:

               (a) a Lease Amendment which (i) amends the Lease to increase the rental payments to a level sufficient to assure that the payments will, after deducting all other amounts required to be paid therefrom, at least equal the scheduled payments of principal, premium, if any, and interest on all outstanding Bonds and Junior Debt, but (ii) does not amend or modify the Lease in any other respect;

               (b) a supplemental indenture or other instrument, duly executed by the Company, subjecting the Company's interest in the Lease Amendment to the lien of this Indenture;

               (c) an Opinion of Counsel, dated not earlier than the date of the application for authentication and delivery of the Bonds, setting forth:

                    (1) that he has examined the Lease Amendment
               and that it is in compliance with the requirements of section 4.02(a);

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                    (2) that the Lease Amendment has been duly
               authorized, executed and delivered by the Company and United and is the valid and legally binding obligation of each;

                    (3) that the Lease Amendment has been duly
               authorized or approved or exempted from any requirements for such authorization or approval, by any and all governmental authorities whose authorization, approval or exemption is requisite to the enforceability of the Lease Amendment, and specifying by what, if any, officially authenticated certificates or other documents such authorization, approval or exemption is or may be evidenced, or that no authorization, approval or exemption of any governmental authority is requisite to the enforceability of the Lease Amendment;

                    (4) that the Company's interest in the Lease
               Amendment has been subjected to the lien of this Indenture and is subject to no lien ranking prior to or on an equality with the lien of this Indenture; and

                    (5) that the Lease, as amended by the Lease
               Amendment, continues in full force and effect;

               (d) the officially authenticated certificates or other documents evidencing the action by governmental authorities, if any, specified in such Opinion of Counsel, or certified copies thereof, or other evidence satisfactory to the Trustee that such authorization, approval or exemption, if any, has been granted; and

               (e) an Accountant's Certificate, dated not later than the date of the application for authentication and delivery of the Bonds, demonstrating that the rentals provided by the Lease Amendment will be sufficient to meet the requirements of section 4.02(a).

     1.02. Deletion of Section 4.04. Section 4.04 of the Mortgage
Indenture is hereby deleted and shall be of no further force or effect.

     1.03. Amendment of Section 7.02(d). Subparagraph (d) of
Section 7.02 of the Mortgage Indenture, as heretofore amended, is hereby further amended to read in its entirety as follows:

          "(d)  in the case of the series of 10.32% First
Mortgage Bonds, Series C, due January 15, 1995, the Trustee shall apportion to each holder a percentage of the aggregate principal

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amount to be redeemed equal to its percentage of the outstanding
Bonds of such series, provided that after any of the Bonds of such series have been sold in an offering with respect to which a registration statement filed under the Securities Act of 1933 was in effect, then the apportionment provided for in this paragraph shall not be applicable (and the provisions of paragraph (b) shall instead be applicable) to the Bonds of the series covered by such registration statement and any Bonds issued in place of such Bonds, but the apportionment provided for in this paragraph
(d) shall continue to be applicable to the balance of the Bonds of the series whether or not held by original owners of the series."

                            ARTICLE 2

                    MISCELLANEOUS PROVISIONS

     2.01. Defined Terms. The usage in this Third Supplemental Mortgage Indenture of terms which are defined in the Mortgage Indenture is in accordance with the definitions thereof in the Mortgage Indenture, except where the context clearly otherwise requires.

     2.02. Third Supplemental Mortgage Indenture for Benefit of Parties and Bondholders Solely. All the covenants and provisions of this Third Supplemental Mortgage Indenture are and shall be held to be for the sole and exclusive benefit of the parties hereto and the holders of the Bonds outstanding under the Indenture and no others shall have any legal, equitable or other right, remedy or claim under or by reason of this Third Supplemental Mortgage Indenture or any covenant, condition or provision contained herein.

     2.03. Rights and Duties under Indenture Not Waived or Limited By Supplement. Nothing in this Third Supplemental Mortgage Indenture, expressed or implied, is intended or shall be construed to waive any right the Trustee might otherwise have under the Indenture; and nothing herein shall affect or limit the obligation of the Company to execute and deliver to the Trustee any instrument of further assurance, or other instrument, which elsewhere in the Indenture is required to be made to or with the Trustee.

     2.04. Trust Indenture Act to Control. If any provision of this Third Supplemental Mortgage Indenture limits, qualifies or conflicts with another provision included in the Indenture which is required to be included in the Indenture by any of Sections 310-317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

     2.05. Effect of Supplemental Indenture. This Third
Supplemental Mortgage Indenture is executed, shall be construed

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as and is expressly stated to be an indenture supplemental to the
Mortgage Indenture, and shall form a part of the Indenture, and the Mortgage Indenture, as supplemented and amended by this Third Supplemental Mortgage Indenture, is hereby confirmed and adopted by the Company as its obligation.

     2.06. Counterparts. This Third Supplemental Mortgage
Indenture may be executed in any number of counterparts, each of which shall be deemed an original; and such counterparts shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     2.07. Cover, Headings, etc. The cover of this Third
Supplemental Mortgage Indenture and all article and descriptive headings, and the table of contents and marginal headings and notes, if any, are inserted for convenience only, and shall not affect any construction or interpretation hereof.

     2.08. Governing Law. This Third Supplemental Mortgage
Indenture shall be deemed to be a contract made under the law of the State of Connecticut, and for all purposes shall be governed and construed in accordance with the law of said State.

     IN WITNESS WHEREOF, Bridgeport Electric Company has caused this Third Supplemental Mortgage Indenture to be executed on its behalf by its President or one of its Vice Presidents and by its Treasurer or its Assistant Treasurer and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary; and The First National Bank of Boston has caused this Third Supplemental Mortgage Indenture to be executed on its behalf and its corporate seal to be affixed by one of its Senior Account Managers; all as of the date and year above written, but actually on July 21, 1988.

                              BRIDGEPORT ELECTRIC COMPANY



     (Corporate Seal)         By /s/ Robert L. Fiscus
                                 -----------------------
                                     Vice President

                              and by



                                 /s/ Leon A. Morgan
                                 -----------------------
                                    Secretary-Treasurer


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Attest: /s/ William A. Elder
        ----------------------
          Assistant Secretary

Signed, sealed and delivered on
behalf of BRIDGEPORT ELECTRIC
COMPANY in the presence of:

        /s/ Camille C. Costelli
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        /s/ Susan E. Allen
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                    As Witnesses

                              THE FIRST NATIONAL BANK OF
                              BOSTON, TRUSTEE



     (Corporate Seal)         By /s/ Robert J. Dunn
                                 -----------------------
                                 Senior Account Manager



Signed, sealed and delivered on
behalf of THE FIRST NATIONAL BANK
OF BOSTON in the presence of:


        /s/ Thomas F. Tresselt
        ----------------------

        /s/ Donald K. Canby
        ----------------------

                    As Witnesses

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